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                                                                       EXHIBIT 5

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ATTORNEYS AT LAW





February 14, 2003


Seacoast Financial Services Corporation
One Compass Place
New Bedford, Massachusetts  02740


         Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as special counsel to Seacoast Financial Services Corporation ("Seacoast") in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the registration statement on Form S-4 (the "Registration Statement") relating to the issuance of shares of Seacoast's common stock, $.01 par value per share (the "Shares"), in connection with the proposed merger of Bay State Bancorp, Inc. with a wholly owned subsidiary of Seacoast, all as described in the Registration Statement. As special counsel, we have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion.

         Based upon the foregoing, it is our opinion that the Shares, when issued, delivered and sold in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we consent to the use of our name under the heading "Legal Opinion" in the Proxy Statement/Prospectus constituting a part thereof.

                                          FOLEY HOAG LLP


                                          /s/ Peter W. Coogan
                                          --------------------------------------
                                          Peter W. Coogan, a Partner



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